UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015

CORINTHIAN COLLEGES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25283	33-0717312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

(714) 427-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 30, 2015, following approval by the Audit Committee of the Board of Directors of Corinthian Colleges, Inc. (the “Company”), the Company engaged Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) as the Company’s independent accountant for the limited purpose of performing an audit, in accordance with Government Auditing Standards, of the Company’s consolidated financial statements for its 2014 fiscal year, in order for the Company to be able to submit those audited financial statements to the U.S. Department of Education, as well as to certain other regulatory agencies and accreditors, in accordance with their respective regulatory requirements.

During the Company’s two most recent fiscal years ended June 30, 2013 and 2014, and during the subsequent interim period through December 31, 2014, neither the Company nor anyone on its behalf has consulted Squar Milner with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Squar Milner concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

Ernst & Young LLP has not been dismissed by the Company or resigned as the Company’s principal accountant to audit the Company’s financial statements. Squar Milner has been engaged only for the limited purposes described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORINTHIAN COLLEGES, INC.

Date: February 5, 2015	By:	/s/ Robert C. Owen
Robert C. Owen
Executive Vice President and
Chief Financial Officer